UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 15, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     As previously reported, on October 8, 2009, Finisar Corporation, a Delaware corporation (the “Company”), agreed to issue and sell to Piper Jaffray & Co. (the “Initial Purchaser”) $90 million aggregate principal amount of the Company’s 5.0% Convertible Senior Notes due 2029 (the “Notes”) for resale to qualified institutional buyers in the United States pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. The Company also granted the Initial Purchaser an option to purchase up to an additional $10 million aggregate principal amount of the Notes, solely to cover over-allotments, if any. The Initial Purchaser exercised its over-allotment option in full on October 12, 2009.
     The closing of the sale of $100 million aggregate principal amount of the Notes occurred on October 15, 2009. The Notes were issued pursuant to an indenture, dated as of October 15, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will mature on October 15, 2029, unless earlier repurchased, redeemed or converted. Interest on the Notes will be payable semi-annually in arrears at a rate of 5.0% per annum on each April 15 and October 15, beginning on April 15, 2010. The Notes are senior unsecured and unsubordinated obligations of the Company, and rank equally in right of payment with the Company’s other unsecured and unsubordinated indebtedness, but are effectively subordinated to the Company’s secured indebtedness and liabilities to the extent of the value of the collateral securing those obligations, and structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries. A copy of the Indenture is attached hereto as Exhibit 4.5 and incorporated herein by reference.
     Holders may convert the Notes into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at their option at any time prior to the close of business on the trading day before the stated maturity date. The initial conversion rate is 93.6768 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $10.68 per share of Common Stock), subject to adjustment upon the occurrence of certain events. Upon conversion of the Notes, holders will receive shares of Common Stock unless the Company obtains consent from a majority of the holders to deliver cash or a combination of cash and shares of Common Stock in satisfaction of its conversion obligation. If a holder elects to convert the Notes in connection with a “fundamental change” (as defined in the Indenture) that occurs prior to October 15, 2014, the conversion rate applicable to the Notes will be increased as provided in the Indenture.
     Holders may require the Company to redeem, for cash, all or part of their Notes upon a “fundamental change” at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. Holders may also require the Company to redeem, for cash, any of their Notes on October 15, 2014, October 15, 2016, October 15, 2019 and October 15, 2024 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.
     The Company has the right to redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, at any time on or after October 22, 2014 if the last reported sale price per share of the Company’s Common Stock exceeds 130% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days of the date on which the Company provides the notice of redemption.
     The Indenture contains customary terms and covenants. If an event of default occurs or is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may, by notice to the Company, declare the entire principal amount of the Notes, plus accrued and unpaid interest, to be immediately due and payable. Events of default include:
•	default in any payment of interest when due with such default continuing for a period of 30 days;

•	default in the payment of principal of the Notes when due at maturity, upon redemption or otherwise;

•	the Company’s failure to comply with its obligations to convert the Notes into Common Stock, cash or a combination of cash and Common Stock, as applicable, upon exercise of a holder’s conversion right;

•	the Company’s failure to issue a fundamental change notice in accordance with the terms of the Indenture;

•	the Company’s failure for 60 days after written notice to comply with any of its other agreements contained in the Notes or the Indenture;

•	the failure of the Company, or any of its significant subsidiaries, to discharge certain financial obligations resulting in any debt for borrowed money in excess of $10 million becoming declared due and payable, unless such declaration is rescinded or annulled within 30 days; or

•	specified events involving bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries.
     The Company and the Initial Purchaser also entered into a Registration Rights Agreement dated October 15, 2009 (the “Registration Rights Agreement”) pursuant to which the Company agreed, subject to certain conditions, to file a registration statement to register the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.65 and incorporated herein by reference.
     The foregoing summary of the Indenture and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Indenture and the Registration Rights Agreement, copies of which are attached hereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
     The Notes and shares of Common Stock issuable upon conversion of the Notes have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Act and applicable state securities laws.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.5	Indenture dated as of October 15, 2009, by and between Finisar Corporation and Wells Fargo Bank, National Association

10.65	Registration Rights Agreement dated as of October 15, 2009, by and between Finisar Corporation and Piper Jaffray & Co.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 15, 2009

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.5	Indenture dated as of October 15, 2009, by and between Finisar Corporation and Wells Fargo Bank, National Association

10.65	Registration Rights Agreement dated as of October 15, 2009, by and between Finisar Corporation and Piper Jaffray & Co.